Fourth Quarter 2023 Earnings Release

Exhibit 99.1

RPC, Inc. Reports Fourth Quarter And Full Year 2023 Financial Results

And Declares Regular Quarterly Cash Dividend

ATLANTA, January 25, 2024 - RPC, Inc. (NYSE: RES) (“RPC” or “the Company”), a leading diversified oilfield services company, announced its unaudited results for the fourth quarter and full year ended December 31, 2023.

* Non-GAAP and adjusted measures, including adjusted operating income, adjusted net income, adjusted earnings per share (diluted), EBITDA and adjusted EBITDA, adjusted EBITDA margin, and free cash flow are reconciled to the most comparable GAAP measures in the appendices of this earnings release.

* Sequential comparisons are versus 3Q:23. The Company believes quarterly sequential comparisons are most useful in assessing industry trends and RPC’s recent financial results. Both sequential and year-over-year comparisons are available in the tables at the end of this earnings release.

Fourth Quarter 2023 Highlights

●	Revenues increased 19% sequentially to $394.5 million
●	Net income was $40.3 million, up 120% sequentially, and diluted earnings per share (EPS) was $0.19; net income margin increased 470 basis points sequentially to 10.2%
●	Adjusted EBITDA was $79.5 million, up 53% sequentially; Adjusted EBITDA margin increased 440 basis points sequentially to 20.1%
●	The strong sequential improvement in revenues and profitability resulted from significantly higher pressure pumping fleet utilization compared to the third quarter of 2023

Full Year 2023 Highlights

●	Revenues increased 1% year-over-year to $1.6 billion
●	Net income was $195.1 million and diluted EPS was $0.90; net income margin was 12.1%
●	Adjusted EBITDA was $374.4 million, with Adjusted EBITDA margin of 23.1%
●	Net cash flow from operating activities was $394.8 million and free cash flow was $213.8 million
●	The Company remained debt-free, paid $34.6 million in dividends and repurchased $21.1 million of common stock in 2023 (including $8.6 million of buyback program repurchases during 4Q:23)
●	The Company acquired the Spinnaker cementing business effective July 1, expanding RPC’s existing cementing operations and customer relationships

Management Commentary

“We closed out 2023 with a strong sequential improvement in fourth quarter financial results,” stated Ben M. Palmer, RPC's President and Chief Executive Officer. “As anticipated, the fourth quarter began with a solid increase in pressure pumping activity. However, as oil prices fell toward the end of the year, customer demand followed suit and we experienced a more significant holiday season slowdown than originally expected. Looking forward, we have a new Tier 4 dual-fuel fleet on order and anticipate placing it in service by the end of the second quarter of 2024, replacing a Tier 2 diesel fleet as we upgrade our asset base without adding to pressure pumping industry capacity.

Fourth Quarter 2023 Earnings Release

“We have over $220 million in cash on the balance sheet, are highly liquid, debt-free, and capable of navigating an uncertain environment. This solid financial position also supports targeted organic investments, as well as continued capital returns to our shareholders through both dividends and opportunistic share buybacks. With the Spinnaker integration essentially complete, we are actively assessing additional acquisition opportunities to bolster selected service lines, increase our scale, and enhance our growth outlook,” concluded Palmer.

Selected Industry Data (Source: Baker Hughes, Inc., U.S. Energy Information Administration)

	4Q:23	3Q:23	Change	% Change	4Q:22	Change	% Change
U.S. rig count (avg)	622	649	(27)	(4.2)%	776	(154)	(19.8)%
Oil price ($/barrel)	$78.52	$82.17	$(3.65)	(4.4)%	$82.67	$(4.15)	(5.0)%
Natural gas ($/Mcf)	$2.74	$2.59	$0.15	5.8%	$5.55	$(2.81)	(50.6)%

4Q:23 Consolidated Financial Results (Sequential Comparisons versus 3Q:23)

Revenues were $394.5 million, up 19%. Revenues increased primarily due to a significant rebound in pressure pumping activity compared to 3Q:23. However, growth was constrained by lower-than-expected activity during the December holiday season, which may have been influenced by declining oil prices throughout the quarter.

Cost of revenues, which excludes depreciation and amortization, was $279.4 million, up from $239.1 million. These costs increased as a function of revenue growth during the quarter.

Selling, general and administrative expenses were $38.1 million, down from $42.0 million. The decrease in expenses is due in part to a reduction in incentive compensation and other cost control measures.

Gain on disposition of assets was $1.6 million, reflecting asset sales through the Company’s normal course of operations.

Interest income totaled $2.6 million, reflecting higher cash balances.

Income tax provision was $12.3 million, or 23.4% of income before income taxes.

Net income and diluted EPS were $40.3 million and $0.19, respectively, up from $18.3 million and $0.08, respectively, in 3Q:23. Net income margin increased 470 basis points sequentially to 10.2%.

Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation, and amortization) was $79.5 million, up from $51.9 million; adjusted EBITDA margin increased 440 basis points sequentially to 20.1%.

Non-GAAP adjustments: there were no adjustments to GAAP performance measures in 4Q:23, other than those necessary to calculate EBITDA. However, in the first and second quarters of 2023, the Company reported pension settlement charges totaling $18.3 million, or $0.07 of diluted EPS, which were excluded when calculating adjusted financial measures (see Appendices A, B and C).

Fourth Quarter 2023 Earnings Release

Balance Sheet, Cash Flow and Capital Allocation

Cash and cash equivalents were $223.3 million at the end of 2023, with no outstanding borrowings under the Company’s $100 million revolving credit facility.

Net cash provided by operating activities and free cash flow were $394.8 million and $213.8 million, respectively, for the full year 2023.

Payment of dividends totaled $34.6 million in 2023. The Board of Directors declared a regular quarterly cash dividend of $0.04 per share, payable March 11, 2024, to common stockholders of record at the close of business on February 9, 2024.

Share repurchases totaled $21.1 million in 2023. Buybacks under the Company’s share repurchase program totaled $8.6 million during 4Q:23 (1,200,000 shares) and $18.7 million (2,469,056 shares) for the full year.

Segment Operations: Sequential Comparisons (versus 3Q:23)

Technical Services performs value-added completion, production and maintenance services directly to a customer’s well. These services include pressure pumping, downhole tools and services, coiled tubing, cementing, and other offerings.

-	Revenues were $371.1 million, up 22%
-	Operating income was $46.4 million, up 146%
-	Results were driven primarily by higher pressure pumping revenues, the largest service line within Technical Services, and the related leverage of fixed personnel costs

Support Services provides equipment for customer use or services to assist customer operations, including rental of tubulars and related tools, pipe inspection and storage services, and oilfield training services.

-	Revenues were $23.5 million, down 14%
-	Operating income was $5.0 million, down 27%
-	Results were driven by lower activity in rental tools and the high fixed-cost nature of these service lines

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(In thousands)	2023	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Technical Services	$371,059	$303,069	$458,135	$1,516,137	$1,516,363
Support Services	23,472	27,348	23,895	101,337	85,399
Total revenues	$394,531	$330,417	$482,030	$1,617,474	$1,601,762
Operating income:
Technical Services	$46,442	$18,912	$110,529	$245,904	$281,622
Support Services	5,036	6,861	6,703	26,461	18,095
Corporate expenses	(3,880)	(4,840)	(4,500)	(18,473)	(17,660)
Pension settlement charges	—	—	(2,921)	(18,286)	(2,921)
Gain on disposition of assets, net	1,615	1,778	2,509	9,344	8,804
Total operating income	$49,213	$22,711	$112,320	$244,950	$287,940
Interest expense	(95)	(101)	(71)	(341)	(614)
Interest income	2,596	1,450	699	8,599	1,171
Other income, net	839	804	619	3,035	1,135
Income before income taxes	$52,553	$24,864	$113,567	$256,243	$289,632

Fourth Quarter 2023 Earnings Release

Conference Call Information

RPC, Inc. will hold a conference call today, January 25, 2024, at 9:00 a.m. ET to discuss the results for the quarter. Interested parties may listen in by accessing a live webcast in the investor relations section of RPC, Inc.’s website at www.rpc.net. The live conference call can also be accessed by calling (888) 440-5966, or (646) 960-0125 for international callers, and use conference ID number 9842359. For those not able to attend the live conference call, a replay will be available in the investor relations section of RPC, Inc.’s website beginning approximately two hours after the call and for a period of 90 days.

About RPC

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found at www.rpc.net.

Forward Looking Statements

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements that look forward in time or express management’s beliefs, expectations or hopes. In particular, such statements include, without limitation: our expectation to place a new Tier 4 DGB pressure pumping fleet in service by the end of the second quarter of 2024; our capability to navigate an uncertain environment; our financial ability to support investments in the business and return capital to shareholders; and, our intention to assess acquisition opportunities to bolster selected service lines, increase our scale, and enhance our growth outlook. Risk factors that could cause such future events not to occur as expected include the following: the price of oil and natural gas and overall performance of the U.S. economy, both of which can impact capital spending by our customers and demand for our services; business interruptions due to adverse weather conditions; changes in the competitive environment of our industry; and our ability to identify and complete acquisitions. Additional factors that could cause the actual results to differ materially from management’s projections, forecasts, estimates, and expectations are contained in RPC's Form 10-K for the year ended December 31, 2022.

For information about RPC, Inc., please contact:

Michael L. Schmit, Chief Financial Officer

(404) 321-2140

irdept@rpc.net

Mark Chekanow, CFA, Vice President Investor Relations

(404) 419-3809

mark.chekanow@rpc.net

Fourth Quarter 2023 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$394,531	$330,417	$482,030	$1,617,474	$1,601,762
COSTS AND EXPENSES:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	279,399	239,084	308,571	1,089,519	1,088,115
Selling, general and administrative expenses	38,127	42,012	38,211	165,940	148,573
Pension settlement charges	—	—	2,921	18,286	2,921
Depreciation and amortization	29,407	28,388	22,516	108,123	83,017
Gain on disposition of assets, net	(1,615)	(1,778)	(2,509)	(9,344)	(8,804)
Operating income	49,213	22,711	112,320	244,950	287,940
Interest expense	(95)	(101)	(71)	(341)	(614)
Interest income	2,596	1,450	699	8,599	1,171
Other income, net	839	804	619	3,035	1,135
Income before income taxes	52,553	24,864	113,567	256,243	289,632
Income tax provision	12,294	6,547	26,562	61,130	71,269
NET INCOME	$40,259	$18,317	$87,005	$195,113	$218,363

EARNINGS PER SHARE
Basic	$0.19	$0.08	$0.40	$0.90	$1.01
Diluted	$0.19	$0.08	$0.40	$0.90	$1.01

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	216,006	216,333	216,618	216,472	216,518
Diluted	216,006	216,333	216,618	216,472	216,518

Fourth Quarter 2023 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(In thousands)
	December 31,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Cash and cash equivalents	$223,310	$126,424
Accounts receivable, net	324,915	416,568
Inventories	110,904	97,107
Income taxes receivable	52,269	42,403
Prepaid expenses	12,907	17,753
Other current assets	2,768	3,086
Total current assets	727,073	703,341
Property, plant and equipment, net	435,139	333,093
Operating lease right-of-use assets	24,537	28,864
Finance lease right-of-use assets	1,036	—
Goodwill	50,824	32,150
Other intangibles, net	12,825	1,084
Other assets	35,411	30,481
Total assets	$1,286,845	$1,129,013

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$85,036	$115,213
Accrued payroll and related expenses	30,956	33,161
Accrued insurance expenses	5,340	3,232
Accrued state, local and other taxes	4,461	4,296
Income taxes payable	275	499
Unearned revenue	15,743	—
Pension liabilities	—	9,610
Current portion of operating lease liabilities	7,367	10,728
Current portion of finance lease liabilities and finance obligations	375	—
Accrued expenses and other liabilities	2,304	1,864
Total current liabilities	151,857	178,603
Long-term accrued insurance expenses	10,202	7,149
Long-term retirement plan liabilities	23,724	23,106
Long-term operating lease liabilities	18,600	19,517
Long-term finance lease liabilities	819	—
Other long-term liabilities	7,840	5,430
Deferred income taxes	51,290	37,473
Total liabilities	264,332	271,278
Common stock	21,502	21,661
Capital in excess of par value	—	—
Retained earnings	1,003,380	856,013
Accumulated other comprehensive loss	(2,369)	(19,939)
Total stockholders' equity	1,022,513	857,735
Total liabilities and stockholders' equity	$1,286,845	$1,129,013

Fourth Quarter 2023 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	(In thousands)
Years ended December 31,	2023	2022
	(Unaudited)
OPERATING ACTIVITIES
Net income	$195,113	$218,363
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other non-cash charges	108,249	83,664
Pension settlement charges	18,286	2,921
Working capital	57,810	(122,523)
Other operating activities	15,305	18,861
Net cash provided by operating activities	394,763	201,286

INVESTING ACTIVITIES
Capital expenditures	(181,005)	(139,552)
Proceeds from sale of assets	18,091	15,837
Purchase of business	(78,798)	—
Net cash used for investing activities	(241,712)	(123,715)

FINANCING ACTIVITIES
Payment of dividends	(34,562)	(8,645)
Cash paid for common stock purchased and retired	(21,088)	(918)
Cash paid for finance lease and finance obligations	(515)	(24,017)
Net cash used for financing activities	(56,165)	(33,580)

Net increase in cash and cash equivalents	96,886	43,991
Cash and cash equivalents at beginning of period	126,424	82,433
Cash and cash equivalents at end of period	$223,310	$126,424

Non-GAAP Measures

RPC, Inc. has used the non-GAAP financial measures of adjusted operating income, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, and free cash flow in today's earnings release. These measures should not be considered in isolation or as a substitute for performance or liquidity measures prepared in accordance with GAAP. Management believes that presenting these non-GAAP measures enables investors to compare our operating performance consistently over various time periods net of unusual or non-recurring charges, and in the case of adjusted EBITDA, without regard to changes in our capital structure.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth in the appendices below are reconciliations of these non-GAAP measures with their most directly comparable GAAP measures. These reconciliations also appear on RPC, Inc.'s investor website, which can be found on the Internet at www.rpc.net.

Fourth Quarter 2023 Earnings Release

Appendix A

(Unaudited)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands)	2023	2023	2022	2023	2022
Reconciliation of Operating Income to Adjusted Operating Income

Operating income	$49,213	$22,711	$112,320	$244,950	$287,940
Add: Pension settlement charges	—	—	2,921	18,286	2,921
Adjusted operating income	$49,213	$22,711	$115,241	$263,236	$290,861

Appendix B

(Unaudited)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands)	2023	2023	2022	2023	2022
Reconciliation of Net Income to Adjusted Net Income

Net income	$40,259	$18,317	$87,005	$195,113	$218,363
Adjustments:
Add: Pension settlement charges, before taxes	—	—	2,921	18,286	2,921
Less: Tax effect of pension settlement charges	—	—	(719)	(4,370)	(719)
Total adjustments, net of tax	—	—	2,202	13,916	2,202
Adjusted net income	$40,259	$18,317	$89,207	$209,029	$220,565

(Unaudited)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Reconciliation of Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Diluted earnings per share	$0.19	$0.08	$0.40	$0.90	$1.01
Adjustments:
Add: Pension settlement charges, net of tax	$—	$—	$0.01	$0.09	$0.01
Less: Tax effect of pension settlement charges	—	—	—	(0.02)	—
Adjusted diluted earnings per share	$0.19	$0.08	$0.41	$0.97	$1.02

Weighted average shares outstanding (in thousands)	216,006	216,333	216,618	216,472	216,518

Fourth Quarter 2023 Earnings Release

Appendix C

(Unaudited)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands)	2023	2023	2022	2023	2022
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$40,259	$18,317	$87,005	$195,113	$218,363
Adjustments:
Add: Income tax provision	12,294	6,547	26,562	61,130	71,269
Add: Interest expense	95	101	71	341	614
Add: Depreciation and amortization	29,407	28,388	22,516	108,123	83,017
Less: Interest income	2,596	1,450	699	8,599	1,171
EBITDA	$79,459	$51,903	$135,455	$356,108	$372,092
Add: Pension settlement charges	—	—	2,921	18,286	2,921
Adjusted EBITDA	$79,459	$51,903	$138,376	$374,394	$375,013

Net income margin	10.2%	5.5%	18.0%	12.1%	13.6%

Adjusted EBITDA margin	20.1%	15.7%	28.7%	23.1%	23.4%

Appendix D

(Unaudited)
	Year Ended
(In thousands)	2023	2022
Reconciliation of Operating Cash Flow to Free Cash Flow
Net cash provided by operating activities	$394,763	$201,286
Capital expenditures	(181,005)	(139,552)
Free cash flow	$213,758	$61,734